EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Genus, Inc. and subsidiaries on Form S-8 (File Nos. 33-28394, 33-38657, 33-56192, 333-29999, and 333-70815) and Form S-3 (File No. 333-48021) of our
reports dated February 3, 1999 on our audits of the consolidated financial statements and financial statement schedule of Genus, Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.


/s/  PRICEWATERHOUSECOOPERS  LLP
--------------------------------
PricewaterhouseCoopers  LLP

San  Jose,  California
March  31,  1999